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                                                                   EXHIBIT 11
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                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                             Three Months Ended September 30,
                                             --------------------------------
BASIC                                             1998             1997
-----                                         ------------     ------------
Earnings:
  Net income                                $      80,155    $      64,780
  Less: Convertible preferred dividends            (1,689)          (1,535)
                                              ------------     ------------
Income available to common shareholders     $      78,466    $      63,245
                                              ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                   106,144           92,652
  Less: Unvested restricted stock                    (101)            (166)
                                              ------------     ------------
Total average basic shares outstanding            106,043           92,486
                                              ============     ============

Basic earnings per share                    $        0.74    $        0.68
                                              ============     ============


DILUTED
-------
Earnings:
Income available to common shareholders
  plus conversions                          $      80,155    $      64,780
                                              ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                   106,144           92,652
  Additional shares relating to:
    Convertible preferred stock                     7,677            7,677
    Stock options, restricted stock and
        performance plans                           1,508            1,944
                                              ------------     ------------
  Total average diluted shares outstanding        115,329          102,273
                                              ============     ============

Diluted earnings per share                  $        0.70    $        0.63
                                              ============     ============
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                                                                   EXHIBIT 11
                         MARSHALL & ILSLEY CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                             Nine Months Ended September 30,
                                             -------------------------------
BASIC                                             1998             1997
-----                                         ------------     ------------
Earnings:
  Net income                                $     217,853    $     181,520
  Less: Convertible preferred dividends            (4,913)          (4,135)
                                              ------------     ------------
Income available to common shareholders     $     212,940    $     177,385
                                              ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                   105,871           92,628
  Less: Unvested restricted stock                    (113)            (185)
                                              ------------     ------------
Total average basic shares outstanding            105,758           92,443
                                              ============     ============

Basic earnings per share                    $        2.01    $        1.92
                                              ============     ============


DILUTED
-------
Earnings:
  Net income                                $     217,853    $     181,520
  Add: Interest on convertible notes,
    net of income tax effect                          --               232
                                              ------------     ------------
Income available to common shareholders
  plus conversions                          $     217,853    $     181,752
                                              ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                   105,871           92,628
  Additional shares relating to:
    Convertible preferred stock                     7,677            7,051
    8.5% convertible debt                             --               627
    Stock options, restricted stock and
        performance plans                           1,722            1,793
    Forward repurchase contract                       --               160
                                              ------------     ------------
  Total average diluted shares outstanding        115,270          102,259
                                              ============     ============

Diluted earnings per share                  $        1.89    $        1.78
                                              ============     ============